EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                  SUBSIDIARY                     STATE OF INCORPORATION
                  ----------                     ----------------------

         Empire Financial Group, Inc.                    Florida
         Empire Investment Advisors, Inc.                Florida